Exhibit 10.2

Execution Version

MASTER RELEASE AGREEMENT

AND AMENDMENT TO UNDERTAKINGS

This MASTER RELEASE AGREEMENT AND AMENDMENT TO UNDERTAKINGS (the “Agreement”) is entered into as of January 24, 2005, by and among (i) TECO-PANDA GENERATING COMPANY, L.P., (“TPGC”) by its General Partner, TPS GP, Inc.; (ii) TECO ENERGY SOURCE, INC. (“TES”); (iii) TECO ENERGY, INC., (“TECO”) for itself and its affiliates; (iv) UNION POWER I, LLC; (v) UNION POWER II, LLC; (vi) PANDA GILA RIVER I, LLC; (vii) PANDA GILA RIVER II, LLC; (viii) TRANS-UNION INTERSTATE I, LLC; (ix) TRANS-UNION INTERSTATE II, LLC; (x) UNION POWER PARTNERS, L.P., (“UPP”) by its General Partner, Union Power I, LLC; (xi) PANDA GILA RIVER, L.P., (“PGR”) by its General Partner, Panda Gila River I, LLC; (xii) TRANS-UNION INTERSTATE PIPELINE, L.P., (“Trans-Union”) by its General Partner, Trans-Union Interstate I, LLC; (xiii) UPP FINANCE CO., LLC, (“Finance Co.”) by its managing member, UPP; (xiv) CITIBANK, N.A., as administrative agent for the Banks (the “Administrative Agent”); and (xv) the financial institutions party hereto.

RECITALS

WHEREAS, UPP, as borrower, Citibank, N.A., as Administrative Agent (the “UPP Administrative Agent”), Societe Generale, as LC Bank, and each of the financial institutions party thereto (the “UPP Banks”) are parties to that certain Union Power Project Credit Agreement dated May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Union Power Credit Agreement”), pursuant to which the UPP Banks made loans to UPP from time to time, which loans and other Obligations are secured by first priority liens on, among other things, all or substantially all of the assets of UPP;

WHEREAS, (i) PGR, as borrower, Citibank, N.A., as Administrative Agent (the “PGR Administrative Agent” and together with the UPP Administrative Agent, the “Administrative Agent”), Societe Generale, as LC Bank, and each of the financial institutions party thereto (the “PGR Banks” and together with the UPP Banks, the “Banks”)1 are parties to that certain Gila River Project Credit Agreement dated May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Gila River Credit Agreement”, and together with the Union Power Credit Agreement, the “Original Credit Agreements”); and (ii) PGR, as borrower, Citibank, N.A., as Administrative Agent, Societe Generale, as LC Bank, and each of the financial institutions party thereto are parties to that certain Gila River Project Senior Project Letter of Credit Agreement, dated as of May 27, 2004 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Gila River Project Senior L/C Credit Agreement”, and together with the Original

[1]	Whenever reference is made herein to the “Banks,” such reference shall include, without limitation, the Banks signatory hereto.

Credit Agreements, the “Credit Agreements”), pursuant to which the PGR Banks made loans to PGR from time to time, which loans and other Obligations are secured by first priority liens on, among other things, all or substantially all of the assets of PGR;

WHEREAS, TECO, UPP, and Citibank, N.A., as Administrative Agent under the Union Power Credit Agreement, are parties to that certain Amended and Restated Construction Contract Undertaking, dated as of May 14, 2002 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Union Power Undertaking”);

WHEREAS, TECO, PGR, and Citibank, N.A., as Administrative Agent under the Gila River Credit Agreement, are parties to that certain Amended and Restated Construction Contract Undertaking, dated as of May 14, 2002 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Gila River Undertaking”, and together with the Union Power Undertaking, the “Undertakings”);

WHEREAS, (i) UPP is the lessee of the Union Power Station; (ii) Trans-Union is the owner of a certain pipeline transporting natural gas to the Union Power Station (the “Pipeline” and together with the Union Power Station, the “Union Project”); (iii) Finance Co. is the entity formed by UPP to facilitate the Act 9 Bond financing at the Union Project; and (iv) PGR is the owner of the Gila River Power Project (the “Gila River Project” and together with the Union Project and Pipeline, the “Projects”);

WHEREAS, UPP, PGR, Trans-Union and Finance Co. (each a “Project Company,” and collectively, the “Project Companies”) are all indirect subsidiaries of TPGC, which in turn is an indirect subsidiary of TECO;

WHEREAS, the partnership interests, or, as applicable, the membership interests, in the Project Companies (collectively, the “Partnership Interests”) are also pledged as Collateral for the Obligations;

WHEREAS, certain Events of Default exist and are continuing under each of the Credit Agreements which, in turn, gives the Administrative Agent the right to foreclose on the Collateral as provided under the Credit Agreements;

WHEREAS, TECO is willing to cause the transfer of any and all title to and ownership of the Partnership Interests in the Project Companies to the Banks (or one or more entities designated by the Administrative Agent acting at the direction of the Required Banks);

WHEREAS, the Banks (or one or more entities designated by the Administrative Agent acting at the direction of the Required Banks) are willing to accept title to and ownership of the Partnership Interests in the Project Companies;

WHEREAS, a transaction (the “Transaction”) will be consummated pursuant to which title to and ownership of the Partnership Interests in the Project Companies will be transferred to the Banks (or to one or more entities designated by the Administrative Agent acting at the direction of the Required Banks);

WHEREAS, in preparation for and as conditions precedent to the consummation of the Transaction and the Banks’ willingness to accept title to and ownership of the Partnership Interests in the Project Companies, TECO, the Project Companies, Administrative Agent and Banks, as applicable, have negotiated the Project Companies Release of Banks Agreement, TECO Release of Project Companies Agreement, Master Settlement Agreement, Equity Transfer Agreement, if applicable, Operating Asset Contribution Agreement, and Energy Management Contribution and Option Agreement, each as defined below; and

WHEREAS, by their signature below, at least the Required Banks have entered into this Agreement and approved the execution and delivery hereof by the Administrative Agent acting on behalf of the Banks.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in, as may be applicable, (i) Exhibit A of the Union Power Credit Agreement; (ii) Exhibit A of the Gila River Credit Agreement; (iii) Article I of the Union Power Undertaking; and (iv) Article I of the Gila River Undertaking. As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1. “Administrative Agent Undertakings Claims” shall mean any and all Claims that the Administrative Agent has against TECO in its representative capacity as beneficiary under the Undertakings.

1.2. “Administrative Agent Releasors” shall have the meaning set forth in Section 2.4 hereof.

1.3. “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. When used with respect to any Project Company, “Affiliate” shall include each partner and any affiliate of any partner (other than such Project Company).

1.4. “Bank Releasors” shall have the meaning set forth in Section 2.3 hereof.

1.5. “Bank Releasee(s)” shall mean, individually or collectively, as applicable, (i) the Administrative Agent, Collateral Agent, LC Bank, Depositary Agent and each of the Banks signatory hereto, (ii) the respective Affiliates of each of the Persons released pursuant to clause (i) above, (iii) all present and former officers, directors, stockholders, partners, employees, attorneys, agents, trustees, consultants and other representatives of each of the Persons released pursuant to any of clauses (i) and (ii) above, and (iv) the respective predecessors, successors, successors-in-interest, assigns, heirs and representatives of each of the Persons released pursuant to any of clauses (i) through (iii) above.

1.6. “Claim(s)” shall mean, individually or collectively, as applicable, any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, setoffs, recoupments, liabilities, losses and rights to any of the following: reimbursement, subrogation, contribution, indemnification or other payment, costs or expenses, or reasonable attorneys’ fees; in each case, whether arising under contract, in law or in equity or by operation of law, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation.

1.7. “Closing Date” shall mean the second business day after which all the conditions to the Release Effective Date have occurred and been satisfied except the payment of the Release Fee required by clause (iv) of Section 6.2.

1.8. “Contingent Equity Contribution Guaranty” shall mean that certain Contingent Equity Contribution Guaranty dated as of May 31, 2001 by and among TECO and Citibank, N.A., as Administrative Agent under the Gila River Credit Agreement, with respect to the Gila River Project (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.9. “Depositary Agreement” shall mean that certain Depositary Agreement dated as of May 31, 2001 by and among PGR, UPP, Finance Co. and Citibank, N.A., as Administrative Agent under the Credit Agreements (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.10. “Effective Date” shall have the meaning set forth in Section 6.1 hereof.

1.11. “Energy Management Contribution and Option Agreement” shall mean that certain Energy Management Contribution and Option Agreement dated as of October 13, 2004 by and among Citibank, N.A., as Administrative Agent under the Credit Agreements, TECO, TES, TWG Merchant, Inc., PGR, UPP, Trans-Union, and Gila River Energy Management Transition AssetCo., LLC.

1.12. “Equity Contribution Guaranties” shall mean (i) that certain Equity Contribution Guaranty dated as of May 31, 2001 by and between TECO and Citibank, N.A., as Administrative Agent under the Union Power Credit Agreement, with respect to the Union Project (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof), and (ii) that certain Equity Contribution Guaranty dated as of May 31, 2001 by and between TECO and Citibank, N.A., as Administrative Agent under the Gila River Credit Agreement, with respect to the Gila River Project (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.13. “Equity Transfer Agreement” shall mean that certain Equity Transfer Agreement dated as of [                    ], 2005 by and among Entegra Power Group LLC, Union Power LLC, Gila River Power LLC, Trans-Union Pipeline LLC, UPP, PGR, Trans-Union, Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, Trans Union Interstate II, LLC, and TECO.

1.14. “Excluded Claims” shall mean the Excluded Operating Claims and Excluded Undertaking Claims.

1.15. “Excluded Operating Claims” shall mean those Claims against any TECO Entity arising or existing prior to the Closing Date and related to or arising in connection with (x) those certain notices of violation dated as of August 18, 2004 issued by Maricopa County, Arizona attached hereto as Exhibit A (or any amendment, supplement, replacement, alteration or other modification of such notices), or (y) any other violation of environmental laws at the Projects that breaches the O&M Agreements.

1.16. “Excluded Undertakings Claims” shall mean those Claims against TECO under the Undertakings that are not being released hereunder, which shall consist of and are expressly limited to Claims arising with respect to or in connection with (i) warranty items arising under either NEPCO Construction Contract, (ii) unpaid construction taxes owed to Gila Bend, Arizona, (iii) any privileges tax or so-called speculative builder tax owed in connection with the Transaction; (iv) any fines and/or penalties owed to government entities and related defense costs and expenses, including attorneys fees, related to or arising in connection with (x) those certain notices of violation dated as of August 18, 2004 issued by Maricopa County, Arizona attached hereto as Exhibit A (or any amendment, supplement, replacement, alteration or other modification of such notices), or (y) any other violations of environmental laws at Gila River that are covered by or included within the Undertakings and occur prior to the Closing Date; and (v) any indemnity or Damages (as defined in the NEPCO Construction Contracts) provided, included or described in section 16.01 of either NEPCO Construction Contract.

1.17. “February LOI” shall mean that certain Non-Binding Letter Of Intent and Binding Litigation Settlement dated as of February 5, 2004 by and among TECO, TPGC, UPP, PGR, Citibank, N.A., as Administrative Agent under the Credit Agreements, and the financial institutions party thereto, which includes the Non-Binding Letter of Intent in Part A and the Binding Litigation Settlement in Part B.

1.18. “Governmental Body” shall mean any foreign, federal, state, municipal or other government, or other department, commission, board, bureau, agency, public authority or instrumentality thereof or any other court or arbitrator.

1.19. “Indemnitees” shall have the meaning set forth in Section 2.8 hereof.

1.20. [Intentionally omitted]

1.21. “Master Settlement Agreement” shall mean that certain Master Settlement Agreement and Restructuring Support Agreement dated as of January 24, 2005, by and among TPGC, TES, TECO, Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, Trans-Union Interstate II, LLC, UPP, PGR, Trans-Union, Finance Co., Citibank, N.A., as Administrative Agent under the Credit Agreements, and the financial institutions party thereto.

1.22. “NEPCO Construction Contracts” shall mean (i) that certain Amended and Restated Turnkey Engineering, Procurement and Construction Agreement for Combined-Cycle Generation Facility dated as of March 27, 2001 by and between UPP and National Energy Production Corporation (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof); and (ii) that certain Amended and Restated Turnkey Engineering, Procurement and Construction Agreement for Combined-Cycle Generation Facility dated as of April 30, 2001 by and between PGR and National Energy Production Corporation (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.23. “O&M Agreements” shall mean (i) that certain Amended and Restated Operation and Maintenance Agreement between PGR and TPS Arizona Operations Company dated as of May 25, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof), and (ii) that certain Amended and Restated Operation and Maintenance Agreement between UPP and TPS Arkansas Operations Company dated as of February 8, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.24. “Operating Asset Contribution Agreement” shall mean that certain Operating Asset Contribution Agreement dated as of October 13, 2004 by and among Citibank, N.A., as Administrative Agent under the Credit Agreements, UPP, Trans-Union, PGR, Gila River Transition AssetCo, LLC, TWG Merchant, Inc., and TECO.

1.25. “Outer Date” shall mean January 24, 2005, as such date may be extended from time to time by TECO.

1.26. “Owners” shall mean the direct owners of the Partnership Interests and refers to, individually or collectively, as applicable, Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, and Trans-Union Interstate II, LLC.

1.27. “Partnership Interests” shall mean the partnership or other ownership interests in any or all of the Project Companies.

1.28. “Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited partnership, limited liability partnership, limited liability company, any Governmental Body or any other entity, whether acting in an individual, fiduciary or other capacity.

1.29. “Pledge Agreements” shall mean (i) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Union Power I, LLC, UPP and Citibank, N.A., as Collateral Agent; (ii) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Union Power II, LLC, UPP and Citibank, N.A., as Collateral Agent; (iii) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Panda Gila River I, LLC, PGR and Citibank, N.A., as Collateral Agent; (iv) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Panda Gila River II, LLC, PGR and Citibank, N.A., as Collateral Agent; (v) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Trans-Union Interstate I, LLC, Trans-Union and Citibank, N.A., as Collateral Agent; (vi) that certain Partnership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among Trans-Union Interstate II, LLC, Trans-Union and Citibank, N.A., as Collateral Agent; and (vii) that certain LLC Membership Interest Pledge and Security Agreement dated as of May 31, 2001 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof) by and among UPP, Finance Co. and Citibank, N.A., as Collateral Agent.

1.30. “Project Company Entities” shall mean, individually or collectively, as applicable, (i) each of the Project Companies, (ii) any Subsidiary of either a Project Company or an Owner.

1.31. “Project Companies Release of Banks Agreement” shall mean that certain release of the Administrative Agent and Banks dated as of [                    ], 2005 by and among UPP, PGR, Trans-Union, and Finance Co.

1.32. “Project Company Releasors” shall have the meaning set forth in Section 2.2 hereof.

1.33. “Qualified Bank Releasor” shall have the meaning set forth in Section 6.3 hereof.

1.34. “Reimbursement and Assignment Agreements” shall mean (i) that certain Reimbursement and Assignment Agreement dated as of January 16, 2002 by and between UPP and TECO (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof), and (ii) that certain Reimbursement and Assignment Agreement dated as of January 16, 2002 by and between PGR and TECO (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.35. “Release Effective Date” shall have the meaning set forth in Section 6.2 hereof.

1.36. “Release Fee” shall have the meaning set forth in Section 6.2 hereof.

1.37. “Released Claims” shall mean, with respect to any Releasor, any Claim which is released by such Releasor pursuant to any of the provisions of Section 2 hereof.

1.38. “Released Documents” shall mean, individually or collectively, as applicable, (i) the Credit Agreements, (ii) the Undertakings, (iii) the Reimbursement and

Assignment Agreements, (iv) the Pledge Agreements, (v) the Subordination Agreement, (vi) the Equity Contribution Guaranties, (vii) the Contingent Equity Contribution Guaranty, (viii) the Depositary Agreement, and (ix) any other Operative Documents.

1.39. “Releasees” shall mean the TECO Releasees and Bank Releasees.

1.40. “Releasors” shall mean the Project Company Releasors, TECO Releasors, Administrative Agent Releasors and Bank Releasors.

1.41. “Subsidiary” shall mean, with respect to any Person, any corporation, business enterprise, trust, association, joint venture, partnership, limited partnership, limited liability partnership, limited liability company or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

1.42. “Subordination Agreement” shall mean (i) that certain Subordination Agreement dated as of January 16, 2002 by and between TECO and Citibank, N.A., as Administrative Agent under the Union Power Credit Agreement, with respect to the Union Power Project (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof), and (ii) that certain Subordination Agreement dated as of January 16, 2002 by and between TECO and Citibank, N.A., as Administrative Agent under the Gila River Credit Agreement, with respect to the Gila River Project (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof).

1.43. “TECO Claims” shall mean any and all Claims that are connected with, arise out of, relate to or are otherwise based in whole or in part on any acts, omissions, facts, matters, transactions or occurrences arising or existing prior to the Effective Date and directly or indirectly relating to any or all of (i) the ownership, operation, management, financing, assets, properties, affairs or any other aspect of any of the Projects or Project Companies, (ii) the Released Documents, or any of the transactions contemplated therein; and (iii) any aspect of any of the dealings or relationships between or among any or all of the Project Company Entities, on the one hand, and the TECO Entities, on the other hand. Without limiting the foregoing and for the avoidance of doubt, the TECO Claims include, and there are released pursuant to Section 2 of this Agreement, any and all such Claims arising by reason of subrogation, whether by law or in equity, to the right of any other Person, including, without limitation, subrogation to the rights of the Administrative Agent, Collateral Agent and/or Banks under the Operative Documents.

1.44. “TECO Entities” shall mean, individually or collectively, as applicable, TECO and its Affiliates; provided however that the term “TECO Entities” shall not include any Project Company Entity.

1.45. “TECO Release of Project Companies Agreement” shall mean that certain release and indemnity agreement dated as of [                    ], 2005 by and among TPGC, TES,

TECO, Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, Trans-Union Interstate II, LLC, UPP, PGR, Trans-Union, and Finance Co.

1.46. “TECO Releasors” shall have the meaning set forth in Section 2.1 hereof.

1.47. “TECO Releasee(s)” shall mean, individually or collectively, as applicable, (i) the TECO Entities, (ii) all present and former officers, directors, managers, stockholders, partners, employees, attorneys, agents, trustees, consultants and other representatives of the TECO Entities or Project Companies, and (iii) the respective predecessors, successors, successors-in-interest, assigns, heirs and representatives of each of the Persons released pursuant to any of clauses (i) and (ii) above; provided however that the term “TECO Releasee(s)” shall not include the Project Company Entities, or their respective predecessors, successors, successors-in-interest, assigns, heirs and representatives.

1.48. “Transaction Documents” shall mean any and all agreements, contracts and other documents entered into and executed with respect to or in connection with consummation of the Transaction, whether executed prior to, on or after the Effective Date, including without limitation the TECO Release of Project Companies Agreement, Master Settlement Agreement, Equity Transfer Agreement, if applicable, Operating Asset Contribution Agreement, and Energy Management Contribution and Option Agreement.

2. Releases.

2.1. Releases By TECO Releasors. Except as set forth in the immediately following sentence and Section 2.5 hereof, as of the Release Effective Date, each TECO Entity, on behalf of itself and, its predecessors, successors, successors-in-interest and assigns (each, a “TECO Releasor” and collectively, the “TECO Releasors”), does hereby forever release, remise and discharge each of the Bank Releasees from any and all TECO Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the Bank Releasees any TECO Claims that any of the TECO Releasors ever had, may have or hereafter can, may or shall have. Notwithstanding the foregoing, nothing in this Section 2.1 shall be construed to constitute a release of, or a covenant not to sue in respect of, any Claims for any breach of any provision, representation, warranty, covenant, or agreement of this Agreement and/or any of the Transaction Documents.

2.2. Releases By Project Company Releasors. Except as set forth in the immediately following sentence and Section 2.5 hereof, as of the Release Effective Date, each Project Company Entity, on behalf of itself, and its predecessors, successors, successors-in-interest and assigns (each, a “Project Company Releasor” and collectively, the “Project Company Releasors”), does hereby forever release, remise and discharge each of the TECO Releasees from any and all TECO Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the TECO Releasees any TECO Claims that any of the Project Company Releasors ever had, may have or hereafter can, may or shall have. Notwithstanding the foregoing, nothing in this Section 2.2 shall be construed to constitute a release of, or a covenant not to sue in respect of, (i) the Excluded Claims, and (ii) any Claims for any breach of any provision, representation, warranty, covenant, or agreement of this Agreement and/or any of the Transaction Documents.

2.3. Releases By Bank Releasors. Except as set forth in the immediately following sentence and Sections 2.5 and 2.8 hereof, as of the Release Effective Date, the Administrative Agent (for itself but not in its representative capacity), Collateral Agent (for itself but not in its representative capacity), Depositary Agent (for itself but not in its representative capacity), LC Bank (solely on its own behalf and not on behalf of any Bank which has a Letter of Credit Commitment) and each of the Banks signatory hereto, on behalf of themselves and their respective Affiliates, and its and their respective predecessors, successors, successors-in-interest and assigns (each, a “Bank Releasor” and collectively, the “Bank Releasors”), does hereby forever release, remise and discharge each of the TECO Releasees from any and all TECO Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the TECO Releasees, any TECO Claims that any of the Bank Releasors ever had, may have or hereafter can, may or shall have. Notwithstanding the foregoing, nothing in this Section 2.3 shall be construed to constitute a release of, or a covenant not to sue in respect of, (i) the Excluded Claims, and (ii) any Claims for any breach of any provision, representation, warranty, covenant, or agreement of this Agreement and/or any of the Transaction Documents.

2.4. Additional Releases By Administrative Agent. Except as set forth in the immediately following sentence and Sections 2.5 and 2.8 hereof, but in addition to the releases provided in Section 2.3 of this Agreement, as of the Release Effective Date, the Administrative Agent, in its representative capacity as beneficiary under the Undertakings, and on behalf of its predecessors, successors, successors-in-interest and assigns in such capacity (each, an “Administrative Agent Releasor” and collectively, the “Administrative Agent Releasors”), does hereby forever release, remise and discharge each of the TECO Releasees from any and all Administrative Agent Undertakings Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the TECO Releasees, any Administrative Agent Undertakings Claims that any of the Administrative Agent Releasors ever had, may have or hereafter can, may or shall have. Notwithstanding the foregoing, nothing in this Section 2.4 shall be construed to constitute a release of, or a covenant not to sue in respect of, (i) the Excluded Claims, and (ii) any Claims for any breach of any provision, representation, warranty, covenant, or agreement of this Agreement and/or any of the Transaction Documents.

2.5. Limitation Of Releases. Nothing in this Agreement shall be construed to release (i) any of the Project Company Entities from any liabilities or obligations to the Administrative Agent and any or all Banks under any of the Released Documents, or otherwise in respect of the Obligations, or a covenant not to sue in respect of such matters, (ii) the Liens granted by the Project Companies in the Collateral, or (iii) the Liens granted by the Owners in the Partnership Interests. Nothing in this Agreement shall be construed to release the Administrative Agent and any or all Banks from any of their respective liabilities or obligations to each other under the Credit Agreements or any other Operative Documents. Subject to the releases provided in Section 2 of this Agreement, all of the rights, powers, remedies, benefits, priorities, liens and security interests of the Administrative Agent and any or all Banks under the Released Documents, and/or applicable law shall remain in full force and effect, and nothing in this Agreement shall amend or otherwise modify any of the provisions of such documents (other than with respect to the Undertakings as provided in Section 3.1 of this Agreement).

2.6. No Reliance And No Duty To Disclose. Subject to the immediately following sentence, each of the parties hereto, on behalf of itself and its Affiliates, in any capacity, agrees and acknowledges that (a) except as expressly provided in this Agreement, no other party hereto or any other Releasee, in any capacity, has warranted or otherwise made any representations to it or any of its Affiliates concerning any Released Claim (including, without limitation, any representation concerning the existence, nonexistence, validity or invalidity of any Released Claim), (b) the validity and effectiveness of the foregoing releases and covenants not to sue in this Section 2 do not depend in any way on any such representations or warranties or the accuracy, completeness or validity thereof, (c) no other party hereto or any other Releasee, in any capacity, has any duty to disclose or provide any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to it or any other Releasor, including, without limitation, any facts or documents which, if known by any Releasor, might have caused any party hereto to which such Releasor is affiliated not to execute and deliver this Agreement and/or any Transaction Documents, and (d) each such release and covenant not to sue shall remain in full force and effect even if any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) were not disclosed or provided (whether intentionally, unintentionally or otherwise) by any Releasee to any Releasor, which facts or documents, if known by such Releasor, might have caused any party hereto to which such Releasor is affiliated not to execute and deliver this Agreement and/or any Transaction Documents. Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement or any Transaction Document.

2.7. Release Of Unknown Claims. Subject to the last sentence of this Section 2.7, each of the parties hereto agrees and acknowledges, on behalf of itself and its Affiliates, that the Released Claims which it is releasing and covenanting not to sue on behalf of itself and its Affiliates pursuant to the provisions hereof include, without limitation, any Released Claim which such party does not know or suspect to exist in its or its Affiliates’ favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Subject to the last sentence of this Section 2.7, each of the parties hereto, on behalf of itself and its Affiliates, agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Released Claims, but no Releasee in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to any Releasor, and each of the Releasors shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future. Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement or any Transaction Document.

2.8. TECO Acknowledgement. TECO acknowledges and agrees that TECO is and remains liable pursuant to the Undertakings and/or this Agreement for any and all Excluded Claims and agrees to timely and fully pay and perform such Excluded Claims in accordance with the Undertakings and/or O&M Agreements, including, without limitation, to timely and fully pay (x) any and all air emission fines and penalties, and (y) any and all future costs and expenses of defense, each of (x) and (y) specifically relating to the lack of adequate air permits prior to May 27, 2004, and those air permit violations dated as of August 18, 2004 set forth in the Notices of Violation (“NOVs”) issued by Maricopa County, Arizona and attached hereto as Exhibit A, as such NOVs may be replaced, amended, supplemented or otherwise modified from time to time by other NOVs related to the same, similar or related permit condition violations, or to other violations of environmental laws at the Projects that are Excluded Claims occurring prior to the Closing Date that are covered by the Undertakings and/or O&M Agreements. TECO agrees to indemnify and hold harmless each Project Company, each transferee of the assets of or Partnership Interests in a Project Company, the Administrative Agent, the Banks and their respective officers, directors, members, controlling persons, employees, agents and servants (collectively, the “Indemnitees”) from and against, and reimburse the Indemnitees for, any and all penalties, claims, damages, losses, liabilities and obligations, of any kind or nature whatsoever that may be imposed upon, incurred by, or asserted or awarded against any Indemnitee that relate to, arise out of, or are in connection with (i) any privileges tax or so-called “speculative builder tax” imposed on or attempted to be imposed on the transfer pursuant to this Agreement or the Equity Transfer Agreement, if applicable, of the Gila River Partnership Interests or the Gila River Project, and any and all reasonable costs and expenses of counsel incurred by an Indemnitee with respect to any of the foregoing or (ii) any shareholder class action lawsuit filed against TECO that specifically relates to TECO’s public disclosures with regard to its investments in the Projects, including, but not limited to, the lawsuits listed on Schedule 8.2(a) to the Equity Transfer Agreement (regardless of whether the Equity Transfer Agreement becomes effective).

2.9. Reciprocity. Notwithstanding anything to the contrary contained herein, each of the parties hereto agrees that (i) if the release of the Bank Releasees contained in Section 2.1 of this Agreement shall be unenforceable against any TECO Releasor, and such TECO Releasor institutes or files any TECO Claim against any Bank Releasee, then the releases contained in either of Section 2.3 or Section 2.4 of this Agreement shall not be effective in preventing any such Bank Releasee from raising any defenses, objections or counter-claims to such TECO Claim against such TECO Releasor, in each case solely to the extent to offset any such TECO Claim, and (ii) if the release of the TECO Releasees contained in either of Section 2.3 or Section 2.4 of this Agreement shall be unenforceable against any Bank Releasor or Administrative Agent Releasor, as applicable, and such Bank Releasor or Administrative Agent Releasor, as applicable, institutes or files any TECO Claim against any TECO Releasee, then the release contained in Section 2.1 of this Agreement shall not be effective in preventing any such TECO Releasee from raising any defenses, objections or counter-claims to such TECO Claim against such Bank Releasor or Administrative Agent Releasor, as applicable, in each case solely to the extent to offset any such TECO Claim.

3. Amendment to Undertakings.

3.1. As of the Release Effective Date, Section 6.12 of each Undertaking is hereby amended and restated to read in its entirety as follows:

Collection Expenses. Without regard to any limitation set forth in this Undertaking but subject to the next sentence of this Section 6.12, if any

Beneficiary is required to pursue any remedy against TECO hereunder, TECO shall pay to such Beneficiary within 30 days after demand and delivery of reasonable backup documentation, all reasonable attorneys’ fees and all other costs and expenses incurred by such Beneficiary in enforcing this Undertaking. Notwithstanding anything in this Undertaking to the contrary, the above referenced collection expenses shall not, and shall not be deemed to, include any attorneys’ fees or any other costs and expenses incurred by such Beneficiary in enforcing any claims under this Undertaking that are the subject of the releases provided in Section 2 of that certain Master Release Agreement and Amendment To Undertakings, dated as of January 24, 2005.

4. Instructions to Administrative Agent.

4.1. Upon the occurrence of the Release Effective Date, this Agreement shall also constitute an instruction from each and every Bank signatory hereto, being the Required Banks, directing the Administrative Agent (i) to provide the releases described in Section 2.4 of this Agreement to the TECO Releasees, and (ii) not to enforce against any TECO Releasee any TECO Claims that are released under this Agreement.

5. Representations And Warranties. To induce the other parties hereto to enter into this Agreement, each party hereto represents and warrants (with respect to itself) to the other parties hereto as follows:

5.1. Corporate/Partnership Existence. Each party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) has the corporate or partnership power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

5.2. Corporate/Partnership Powers; Authorization; Enforceable Obligations. Each party has the corporate or partnership power and authority to execute, deliver and perform this Agreement and all other agreements or documents executed or to be executed by it in connection herewith and has taken all necessary corporate, partnership, or other action to authorize the execution, delivery and performance of this Agreement and all other agreements or documents executed or to be executed by it in connection herewith. Each of this Agreement and any other agreement or document executed or to be executed by it in connection herewith constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the respective terms of such agreements and documents.

5.3. No Conflict. The execution, delivery and performance of this Agreement and any other agreement or document executed or to be executed by it in connection herewith will not result in (i) a violation of or a conflict with any provision of the certificate or articles of incorporation, by-laws, partnership agreement, as applicable, or any other organizational or governing document of it, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which it is a party or by which it or any of its property is bound, or (iii) a violation by it of any law, rule or regulation or order, judgment, decree or other determination by any court or any other Governmental Body, in each case applicable to it or any of its property or to which it or any of its property is subject.

5.4. Consents. No consent, approval or authorization of or declaration, filing or registration with, any Governmental Body or any other Person is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement.

5.5. No Assignment. Neither it nor any of its Affiliates has assigned, hypothecated or otherwise transferred (collaterally or otherwise) to any other Person any interest in any Released Claims to which its covenant not to sue set forth herein applies.

5.6. Pledge Agreements. Each Owner has delivered to the Administrative Agent any and all income, or distribution of money or property of any kind, received by the respective Owner in its capacity as a partner of the Project Companies to the extent required by the Pledge Agreements, including without limitation section 6.8 thereof.

6. Conditions To Effective Date and Release Effective Date; Disposition of Release Fee; Termination.

6.1. Conditions to Effective Date. This Agreement and the parties’ respective obligations hereunder shall not become effective until such time (the “Effective Date”) as (i) each of the TECO Entities and Project Company Entities party hereto shall have executed and delivered to the Administrative Agent a counterpart of this Agreement; and (ii) at least the Required Banks have become Qualified Bank Releasors prior to the Outer Date.

6.2. Conditions to Release Effective Date. The “Release Effective Date” shall mean the first Business Day on which each of the following conditions has been satisfied: (i) the Operating Asset Contribution Agreement and Energy Management Contribution and Option Agreement shall each be in full force and effect and no default or event of default exists and is continuing under either of such agreements by any TECO Entities, unless such condition has been waived by the Administrative Agent acting at the direction of the Required Banks signatory hereto; (ii) consummation of the Transaction has occurred, unless such condition has been waived by the Administrative Agent acting at the direction of the Required Banks signatory hereto; (iii) the TECO Entities shall have been divested of any ownership interest in the Project Companies, unless such condition has been waived by TECO, (iv) TPGC shall have paid to the Administrative Agent on the Closing Date (for the pro rata account of each Qualified Bank Releasor) a fully earned and non-refundable release fee (the “Release Fee”) in immediately available funds equal to Thirty Million Dollars ($30,000,000) multiplied by the ratio, the numerator of which is the sum of the principal amounts owed to all Qualified Bank Releasors under the Original Credit Agreements on account of Construction Loans, unpaid Project LC Loans (if any), and Hedge Breaking Fees, and the denominator of which is the total principal amounts owed all Banks under the Original Credit Agreements on account of Construction Loans, unpaid Project LC Loans (if any), and Hedge Breaking Fees (the “Aggregate Principal Amount”), all determined as of the Closing Date, provided, however, that notwithstanding anything in this Agreement to the contrary, this Agreement shall not become effective but shall be null and void, and no payment of the Release Fee will be made by TPGC, if less than the Required Banks become Qualified Bank Releasors on or prior to the Outer Date; (v) the TECO Entities shall have executed and delivered the TECO Release of Project Companies Agreement; and (vi) if any of the Project Companies shall have commenced bankruptcy cases (the “Bankruptcy Cases”) under Title 11 of the United States Code, then the bankruptcy court with jurisdiction over such Bankruptcy Cases (the “Bankruptcy Court”) shall have entered the Release Orders (as defined in Section 7.2 below.)

6.3. Disposition of Release Fee. The Release Fee, if paid in accordance with the provisions in Section 6.2 above, shall be held by the Administrative Agent in a non-interest bearing account until its disposition as set forth herein. Commencing five (5) business days after the Release Effective Date, the Administrative Agent shall distribute to each Bank that has entered into this Agreement on or prior to the Outer Date (each such Bank, a “Qualified Bank Releasor”), that Qualified Bank Releasor’s pro rata share of the Release Fee, calculated as set forth in this Section 6.3. The pro rata share of the Release Fee payable to each Qualified Bank Releasor under this Section 6.3 shall be an amount equal to Thirty Million Dollars ($30,000,000) multiplied by the ratio, the numerator of which is the sum of the principal amounts owed to such Qualified Bank Releasor under the Original Credit Agreements on account of Construction Loans, unpaid Project LC Loans (if any), and Hedge Breaking Fees, and the denominator of which is the Aggregate Principal Amount, all determined as of the Closing Date.

6.4. No Obligation. The execution and delivery of this Agreement shall not in any way obligate the Administrative Agent or any Bank signatory hereto to enter into the Master Settlement Agreement.

6.5. Termination. This Agreement may be terminated by the TECO Entities, the Project Companies, or the Administrative Agent acting at the direction of the Required Banks signatory hereto if the Release Effective Date has not occurred by the later of (i) the tenth (10th) business day after the effective date under, and substantial consummation of, a plan of reorganization confirmed in the Bankruptcy Cases, and (ii) termination of the provisions of Section 1.1.3 of the Master Settlement Agreement with respect to TECO pursuant to Section 5.2 of the Master Settlement Agreement (provided that no such termination shall relieve any part from liability for its breach or non-performance of it obligations hereunder prior to the date of such termination.)

7. Covenants. If any of the Project Companies shall have commenced the Bankruptcy Cases, then

7.1. provided that this Agreement shall have been executed and delivered by TECO and its applicable affiliates, the Project Companies, the Administrative Agent and Required Banks by the Outer Date, the Project Companies shall file one or more motions (the “Release Motions”) with the Bankruptcy Court as expeditiously as possible which seeks approval of the TECO Release of Project Companies Agreement and this Agreement;

7.2. the Administrative Agent (on behalf of itself and the Banks signatory hereto), the Project Companies and TECO and its applicable affiliates shall affirmatively support the Release Motions and shall seek to have one or more orders expeditiously entered and docketed by the Bankruptcy Court which approves such Release Motions (the “Release Orders”);

8. Miscellaneous:

8.1. Jurisdiction. The parties hereto agree that all disputes between any of them arising out of, connected with or related to or incidental to the relationship established between any of them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, may be brought in or removed to the state or federal courts located in the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, in each case sitting in Manhattan, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside such locations. The parties hereto waive in all disputes any objection that they may have to the location of jurisdiction of the court designated to consider such dispute in accordance with the first sentence of this Section 8.1. Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Bankruptcy Cases, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or relating to this Agreement until the Effective Date under and substantial consummation of the Plan.

8.2. Choice Of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law).

8.3. Amendments; Waivers. This Agreement may not be amended or modified except in a writing executed by the party to be bound thereby; provided however that with respect to the Banks signatory hereto, this Agreement may be amended by the Administrative Agent acting at the direction of the Required Banks signatory hereto; provided further that any Bank signatory hereto which does not join in such amendment will no longer be considered a party to this Agreement and will not be bound by the terms of this Agreement as amended. Notwithstanding the foregoing sentence, the TECO Entities agree to be bound by any amendment to clause (iii) of Section 6.2 or to Section 6.3 of this Agreement agreed to between the Project Companies and the Required Banks signatory hereto; provided that, such amendment is limited to the subject matter of such Sections and does not affect: (i) for the avoidance of doubt, the scope of the release of claims, or indemnity, given or received by the TECO Entities; (ii) the aggregate amount of the Release Fee payable under this Agreement; (iii) the definition of Qualified Bank Releasor, or (iv) the requirement that at least the Required Banks become Qualified Bank Releasors on or prior to the Outer Date. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

8.4. Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto, without the prior written consent of the other parties hereto, and then only to a person who has agreed to be bound by the provisions of this Agreement; provided however that any Bank may, without the prior written consent of TECO or any Affiliate of TECO,) (i) assign its right to payment of all or any portion of the Release Fee, and (ii) assign its rights and/or obligations hereunder to another entity that is, or becomes at the time of such assignment, a Bank and who agrees to be bound hereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and permitted assigns. Any TECO Releasee or Bank Releasee (including without limitation the Administrative Agent) who is not named as a party to this Agreement shall have the rights of an intended third-party beneficiary with respect to the provisions of this Agreement. Except as set forth in the immediately preceding sentence, no other Person not a party hereto shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

8.5. Counterparts. This Agreement may be executed by any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any party hereto may execute and deliver a counterpart of this Agreement by delivery by facsimile transmission of a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as having an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart.

8.6. Headings. The titles, captions or headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

8.7. Defined Term; Pronouns. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The terms “hereunder,” “herewith,” “hereby,” “herein” and “hereof” refer to this Agreement in its entirety, including all attached schedules, exhibits and any other documents, and not to any individual provision or Section of this Agreement. Neuter or masculine pronouns used herein shall be deemed to refer to the masculine and the feminine as the context so indicates.

8.8. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other parties shall be in writing and shall be deemed effective upon actual receipt if delivered personally; on the date receipt is acknowledged or refused if mailed by certified mail, postage prepaid, return receipt requested; on the next business day if by overnight delivery by a nationally recognized, reputable, overnight courier; and in any such case shall be addressed as follows:

If to Administrative Agent, to:

Citigroup Global Markets

Global Corporate & Investment Bank

388 Greenwich Street, 21st Floor

New York, New York 10013

Attention: Charles E. Tauber

Tel: (212) 816-7495

Fax: (212) 816-7738

with a copy (which shall not constitute notice hereunder), to:

Latham & Watkins LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

Attention: Ronald W. Hanson

Tel: (312) 876-7700

Fax: (312) 993-9767

If to TECO, addressed to:

TECO Energy, Inc.

702 North Franklin Street

Tampa, FL 33602

Attention: Sheila M. McDevitt,

General Counsel

Tel: 813-228-4111

Fax: 813-228-4811

with a copy (which shall not constitute notice hereunder), to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Peter J. Neckles

Tel: 212-735-3000

Fax: 212-735-2000

If to any Project Company, addressed to:

Union Power Partners, L.P.

Panda Gila River, L.P.

Trans-Union Interstate Pipeline, L.P.

UPP Finance Co., LLC

702 North Franklin Street, Plaza 8

Tampa, Florida 33602

Attention: Jerry Coffey, Esq.

Tel: (813) 228-4433

Fax: (813) 228-4300

with a copy (which shall not constitute notice hereunder), to:

Squire, Sanders & Dempsey L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004

Attention: Craig D. Hansen

Tel: (602) 528-4000

Fax: (602) 253-8129

with an additional copy to the Administrative Agent and its counsel at the location described above.

or to such other place and with such other copies as any party may designate for itself by written notice to the other parties.

8.9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the releases and indemnities set forth herein and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties made, whether oral or written, by the parties hereto or by any officer, employee or representative of any party. In the event of any conflict between the provisions of this Agreement and the Master Settlement Agreement, the provisions of this Agreement shall control.

8.10. Further Assurances. Each party will use its commercially reasonable best efforts to cause all of the conditions to its and the other parties’ obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with their respective terms. At all times before, on or after the Effective Date, each party will, and will cause its respective Affiliates to, cooperate in good faith with the other parties and will, and will cause its respective Affiliates to, promptly take all appropriate action and execute any and all documents, instruments or conveyances of any kind which any other party may reasonably request to consummate or implement any of the transactions contemplated hereby or thereby or to evidence such events or matters.

8.11. Parties’ Use Of Legal Counsel And Construction Of Agreement. Each of the parties hereby acknowledges that it has been advised by its own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Agreement (including, without limitation, the release and covenant not to sue provisions hereof). The parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules hereto. Each party hereto has entered into this Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its respective shareholders, directors, officers, partners, agents or employees.

8.12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.13. Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that there is no adequate remedy at law with respect to any such breach. Accordingly, each of the parties and their respective permitted successors and assigns agrees that the other parties or their respective permitted successors and assigns shall, in addition to any other remedy to which they may be entitled, at law or in equity, be entitled to injunctive or other relief to prevent breaches or alleged or threatened breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction.

8.14. WAIVER OF RIGHT TO JURY. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement is entered into as of the day and year first above written.

TECO-Panda Generating Company, L.P. by its General Partner TPS GP, Inc.	TECO ENERGY, INC., for itself and its affiliates

By:	By:
Name:	Name:
Title:	Title:

TECO ENERGY SOURCE, INC.

By:
Name:
Title:

UNION POWER I, LLC	UNION POWER II, LLC

By:	By:
Name:	Name:
Title:	Title:

PANDA GILA RIVER I, LLC	PANDA GILA RIVER II, LLC

By:	By:
Name:	Name:
Title:	Title:

[Signature Page – Master Release Agreement and Undertaking Amendment]

TRANS-UNION INTERSTATE I, LLC	TRANS-UNION INTERSTATE II, LLC

By:	By:
Name:	Name:
Title:	Title:

UNION POWER PARTNERS, L.P. by its General Partner Union Power I, LLC	PANDA GILA RIVER, L.P. by its General Partner Panda Gila River I, LLC

By:	By:
Name:	Name:
Title:	Title:

TRANS-UNION INTERSTATE PIPELINE, L.P., by its General Partner, Trans-Union Interstate I, LLC	UPP FINANCE CO., LLC, by its managing member, UNION POWER PARTNERS, L.P.

By:	By:
Name:	Name:
Title:	Title:

[Signature Page – Master Release Agreement and Undertaking Amendment]

[Signatures of Banks follow on the next page]

CITIBANK, N.A. as Administrative Agent and as a Bank

By:

Title:

[INSERT SIGNATURE BLOCKS OF BANKS]

[END OF SIGNATURE PAGES]